Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Fourth Quarter and Full Year 2021 Financial Results

Santa Clara, Calif.—February 9, 2022—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the fiscal fourth quarter and year ended January 1, 2022.

Fiscal 2021 Highlights

•

Completion of the sale of our Photonics business, which closed in late December and is valued at up to $100 million, reflecting the up-front cash payment of $70 million and future earn-out payments of up to $30 million;

•

Substantial balance sheet strength, with our total balance of cash and investments growing to $121 million at year-end, equivalent to $4.92 per share, with total stockholders equity of $134 million, equivalent to $5.44 per share.

•

$10 million order booked in Q4, including one 200 Lean® system plus technology upgrades for a leading hard disk drive (HDD) manufacturer, contributing to a two-year record high for total new orders of $24 million during Q4, which increased our backlog to $25 million at year-end; and

•	Successful completion of first INTEVAC MATRIX® evaluation program for advanced semiconductor packaging, resulting in first revenues and product qualification in this new market for Intevac.

“With the sale of the Photonics business announced last month, we have completed an important milestone in our efforts to deliver increased stockholder value,” commented Nigel Hunton, Intevac’s new president and chief executive officer. “The board of directors has provided me with the immediate mandate to assess our revenue growth potential in each of our end markets, while streamlining the organization and positioning the Company for profitability and positive cash flow generation. We remain firmly committed to increasing stockholder value, while retaining the strength of our balance sheet and being responsible stewards of the Company’s cash and investments. My initial few months will be spent meeting with every key customer, both current and prospective, while at the same time ensuring that our organization is properly aligned with the most promising prospects for growth. I am excited to drive success and realize increased value for Intevac’s customers and stockholders.”

($ Millions, except per share amounts)	Q4 2021		Q4 2020
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$15.9	$15.9	$18.2	$18.2
Operating Income (Loss)	$(6.8)	$(5.8)	$0.8	$0.8
Net Income (Loss)	$43.5	$(7.3)	$1.1	$1.1
Net Income (Loss) per Share	$1.77	$(0.29)	$0.05	$0.05

	Year Ended January 1, 2022		Year Ended January 2, 2021
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$38.5	$38.5	$52.1	$52.1
Operating Loss	$(22.5)	$(21.2)	$(8.9)	$(8.8)
Net Income (Loss)	$26.6	$(23.8)	$1.1	$1.2
Net Income (Loss) per Share	$1.09	$(0.98)	$0.04	$0.05

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) gain on sale related to the divestiture of the Photonics division, (ii) asset impairment and restructuring charges and (iii) litigation settlements. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2021 Summary

Revenues were $15.9 million, compared to $18.2 million in the fourth quarter of 2020 and $8.0 million in the third quarter of 2021, and consisted of HDD upgrades, spares and service for each period. Gross margin was 3.6%, compared to 48.3% in the fourth quarter of 2020 and 41.9% in the third quarter of 2021. The decline compared to both periods reflected additional inventory reserves of $8.4 million. Operating expenses were $7.3 million, compared to $8.0 million in the fourth quarter of 2020 and $7.2 million in the third quarter of 2021.

Net income for the quarter was $43.5 million, or $1.77 per diluted share, compared to net income of $1.1 million, or $0.05 per diluted share, in the fourth quarter of 2020. The non-GAAP net loss for the fourth quarter of 2021 was $7.3 million, or $0.29 per diluted share, compared to non-GAAP net income of $1.1 million, or $0.05 per diluted share, in the fourth quarter of 2020.

Fiscal Year 2021 Summary

Revenues were $38.5 million, compared to 2020 revenues of $52.1 million, and consisted of HDD upgrades, spares and service and one INTEVAC MATRIX® system in 2021, compared to HDD upgrades, spares and service and two 200 Lean systems in 2020. Gross margin was 18.3% compared to 43.0% in 2020, and operating expenses were $29.5 million compared to $31.3 million in 2020. Net income was $26.6 million, or $1.09 per diluted share, compared to net income of $1.1 million, or $0.04 per diluted share, for fiscal 2020. The non-GAAP net loss was $23.8 million or $0.98 per diluted share, compared to non-GAAP net income of $1.2 million or $0.05 per diluted share for fiscal 2020.

Order backlog was $24.7 million on January 1, 2022, compared to $16.9 million on October 2, 2021 and $5.6 million on January 2, 2021. Backlog at January 1, 2022 included one 200 Lean HDD system, while the prior quarter’s and year’s backlog included solely HDD upgrades, spares and service.

The Company ended the year with $121.2 million of total cash, cash equivalents, restricted cash and investments and $134.0 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (i) gain on sale related to the divestiture of the Photonics division, (ii) asset impairment and restructuring charges and (iii) litigation settlements. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13726102. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/register/intevac02092022_en/en or on the Company’s investor relations website at https://ir.intevac.com/.

About Intevac

We are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, solar photovoltaic, and advanced semiconductor packaging markets we serve currently.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® and INTEVAC MATRIX® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the effect of the Photonics division sale on the Company’s retained businesses and products, retention of existing executive leadership team members; difficulties in improving go forward execution and product development during transitions; general business and economic conditions; fluctuations and volatility in Intevac’s stock price; the ability of Intevac to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of Intevac to achieve its cost and operating efficiency goals; the anticipated growth of the remaining market segment; Intevac’s sales pipeline and business strategy; fluctuations in tax rates and foreign currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance; and general market, political, economic, and business conditions, global economic impacts of COVID-19 including delays in customer evaluations, supply chain constraints and disruptions related to COVID-19, technology risk, challenges achieving customer adoption and revenue growth in Thin-film Equipment markets which could have a material impact on our business, our financial results. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net revenues	$15,919	$18,204	$38,524	$52,128
Gross profit	576	8,795	7,067	22,417
Gross margin	3.6%	48.3%	18.3%	43.0%
Operating expenses
Research and development	2,785	3,213	12,176	13,205
Selling, general and administrative	4,562	4,778	17,367	18,092

Total operating expenses	7,347	7,991	29,543	31,297

Operating income (loss)	(6,771)	804	(22,476)	(8,880)
Interest income and other income (expense), net	(81)	(56)	(6)	156

Income (loss) from continuing operations before provision for income taxes	(6,852)	748	(22,482)	(8,724)
Provision for income taxes	417	586	575	1,711

Net income (loss) from continuing operations	$(7,269)	$162	$(23,057)	$(10,435)
Income (loss) from discontinued operations:
Income (loss) from Photonics division, net of tax	(3,589)	951	(4,664)	11,491
Gain on sale of Photonics division, net of tax	54,341	—	54,341	—

Total income (loss) from discontinued operations, net of tax	50,752	951	49,677	11,491

Net income	$43,483	$1,113	$26,620	$1,056

Net income per share (basic and diluted)
Continuing operations	$(0.30)	$0.01	$(0.95)	$(0.44)

Discontinued operations	$2.06	$0.04	$2.04	$0.49

Net income	$1.77	$0.05	$1.09	$0.04

Weighted average common shares outstanding
Basic	24,596	23,862	24,348	23,669
Diluted	24,596	24,456	24,348	23,669

On December 30, 2021 Intevac completed the sale of the Photonics division to EOTECH, LLC. Accordingly, financial results for the Photonics division in the fourth quarter were classified as discontinued operations in the condensed consolidated statements of income and excluded from continuing operations. Results of discontinued operations include all revenue and expenses directly attributable to the Photonics division, and exclude expenses for shared resources and general corporate overhead that remain in continuing operations for Intevac. Previously reported expenses for the Photonics division have been recast to exclude certain allocated expenses that are not directly attributable to the Photonics division. These changes have been applied to all periods presented.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	January 1, 2022	January 2, 2021
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$112,949	$44,180
Accounts receivable, net	14,261	28,646
Inventories	5,791	21,689
Prepaid expenses and other current assets	1,827	1,893

Total current assets	134,828	96,408
Long-term investments	7,427	5,388
Restricted cash	786	787
Property, plant and equipment, net	4,759	11,004
Operating lease right-of-use assets	4,520	8,165
Other long-term assets	5,449	5,486

Total assets	$157,769	$127,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$3,119	$2,853
Accounts payable	5,320	4,259
Accrued payroll and related liabilities	5,505	7,679
Other accrued liabilities	3,665	3,598
Customer advances	2,107	33

Total current liabilities	19,716	18,422
Non-current liabilities
Non-current operating lease liabilities	3,675	6,803
Other long-term liabilities	363	457

Total non-current liabilities	4,038	7,260
Stockholders’ equity
Common stock ($0.001 par value)	25	24
Additional paid-in capital	199,073	193,173
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	578	640
Accumulated deficit	(36,110)	(62,730)

Total stockholders’ equity	134,015	101,556

Total liabilities and stockholders’ equity	$157,769	$127,238

Note: Amounts as of January 2, 2021 are derived from the January 2, 2021 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$(6,771)	$804	$(22,476)	$(8,880)
Litigation settlement[1]	1,000	—	1,000	—
Restructuring charges[2]	—	—	319	103

Non-GAAP Operating Income (Loss)	$(5,771)	$804	$(21,157)	$(8,777)

Non-GAAP Net Income (Loss)
Reported net income (GAAP basis)	$43,483	$1,113	$26,620	$1,056
Continuing operations:
Litigation settlement[1]	1,000	—	1,000	—
Restructuring charges[2]	—	—	319	103
Income tax effect of non-GAAP adjustments[3]	—	—	—	—
Discontinued operations:
Gain on sale of Photonics division[4]	(54,341)	—	(54,341)	—
Asset impairment and restructuring charges[5]	2,604	—	2,604	—
Income tax effect of non-GAAP adjustments[3]	—	—	—	—

Non-GAAP Net Income (Loss)	$(7,254)	$1,113	$(23,798)	$1,159

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income per diluted share (GAAP basis)	$1.77	$0.05	$1.09	$0.04
Continuing operations:
Litigation settlement[1]	$0.04	$—	$0.04	$—
Restructuring charges[2]	$—	$—	$0.01	$0.00
Discontinued operations:
Gain on sale of Photonics division[4]	$(2.21)	$—	$(2.23)	$—
Asset impairment and restructuring charges[5]	$0.11	$—	$0.11	$—
Non-GAAP Net Income (Loss) Per Diluted Share	$(0.29)	$0.05	$(0.98)	$0.05
Weighted average number of diluted shares	24,596	24,456	24,348	23,669

[1]

The amount represents the accrual for settlement of the Private Attorneys General Act (“PAGA”) lawsuit. The Company participated in a confidential mediation on February 1, 2022, and reached a settlement resolving the pending PAGA claim. We are awaiting approval by the court and the court’s entry of a final judgment on record. Payment on the claims is expected to be made in the first half of 2022. The settlement effectively extinguished the lawsuit.

[2]	Results for the years ended January 1, 2022 and January 2, 2021 include severance and other employee-related costs related to restructuring programs.
[3]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[4]

The amount represents the gain on sale of the Photonics division. On December 30, 2021 the Company completed the sale of the Photonics division to EOTECH, LLC, a Michigan limited liability company (“Buyer”) under an Asset Purchase Agreement in exchange for (i) $70.0 million in cash consideration (as may be increased or decreased by certain closing net working capital adjustments), (ii) up to $30.0 million in earnout payments and (iii) the assumption of certain liabilities of the Photonics division as specified in the Asset Purchase Agreement.

Under the Asset Purchase Agreement, Buyer has agreed to pay the Company, if earned, earnout payments of up to an aggregate of $30.0 million based on achievement of fiscal year 2023, 2024 and 2025 Photonics division revenue targets for the Integrated Visual Augmentation System (“IVAS”) program. At any time prior to December 31, 2024, Buyer may elect to pay to the Company $14.0 million, which would terminate Buyer’s obligations with respect to any remaining earnout payments. The cash proceeds do not include any estimated future payments from the revenue earnout as the Company has elected to record the proceeds when the consideration is deemed realizable.

The Company incurred approximately of $3.2 million for transaction costs payable for investment banking, legal and other professional fees and other costs directly related to sale of the Photonics division.

[5]

Asset impairment and restructuring charges associated with the sale of the Photonics division include (i) $693,000 in severance and other employee-related costs related to the termination of the Photonics general manager; (ii) $1.2 million in asset impairment charges on the Company’s right-of-use-asset and (iii) $665,000 in accruals for common area charges associated with an unused space commitment to Buyer.

In consideration of Buyer’s assumption of certain lease obligations related to the Company’s Santa Clara, California campus, which assumed lease obligations pertain in part to excess space beyond that required for Buyer’s currently anticipated operation of the Photonics division, the Company agreed to pay Buyer the amount of $2.1 million (the “Unused Space Amount”), which Unused Space Amount is payable in (i) one initial installment of $308,000 on January 10, 2022 and (ii) seven (7) equal quarterly installments of $259,000.

The Company recorded an asset impairment charge against its right-of-use asset in the amount of $1.2 million associated with the excess space noted above. The Company recorded a liability to the Buyer in the amount of $665,000, the amount related to common area charges which are not included in the base rental payments or the lease liability on the Company’s balance sheet.